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                                                                    EXHIBIT 10.4


                               LUMINEX CORPORATION
                        RESTRICTED SHARE AWARD AGREEMENT
                                   (DIRECTORS)

         THIS RESTRICTED SHARE AWARD AGREEMENT (this "Agreement") is made and entered into as of the _____ day of _______________, 200__ (the "Grant Date"), between Luminex Corporation, a Delaware corporation (the "Company"), and _____________________, the "Grantee"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Luminex Corporation 2006 Equity Incentive Plan (the "Plan").

         WHEREAS, the Company has adopted the Plan, which permits the issuance of restricted shares of the Company's common stock, par value $0.001 per share (the "Common Stock"); and

         WHEREAS, pursuant to the Plan, the Board has granted an award of restricted shares to the Grantee as provided herein;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Grant of Restricted Shares.

            (a) The Company hereby grants to the Grantee an award (the "Award") of _______________ shares of Common Stock of the Company (the "Shares" or the "Restricted Shares") on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

            (b) The Grantee's rights with respect to the Award shall remain forfeitable at all times prior to the dates on which the restrictions shall lapse in accordance with Section 2 and Section 3 hereof.


         2. Terms and Rights as a Stockholder.

            (a) Except as provided herein and subject to such other exceptions as may be determined by the Board in its discretion, the "Restricted Period" for Restricted Shares granted herein shall expire on the date of the annual meeting of stockholders held in the year following the year in which the Award was made.

            (b) The Grantee shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions:

                (i) the Grantee shall not be entitled to delivery of the stock certificate for any Shares until the expiration of the Restricted Period as to such Shares;


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                (ii) none of the Restricted Shares may be sold, assigned,
transferred, pledged, hypothecated or otherwise encumbered or disposed of during the Restricted Period as to such Shares; and

                (iii) except as otherwise determined by the Board at or after the grant of the Award hereunder, all of the Restricted Shares shall be forfeited, and all rights of the Grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the Grantee continues his/her service as a director of the Company, a Subsidiary or Affiliate for the entire Restricted Period.

            (c) Notwithstanding the foregoing, the Restricted Period shall automatically terminate as to all Restricted Shares awarded hereunder (as to which such Restricted Period has not previously terminated) upon the termination of the Grantee's service as a director of the Company, a Subsidiary or Affiliate which results from the Grantee's death or Disability.

            (d) Notwithstanding the foregoing, upon a Change in Control, the Restricted Period shall automatically terminate as to all Restricted Shares awarded hereunder (to the extent such Restricted Period has not previously terminated).

Any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Restricted Shares shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

         3. Termination of Restrictions. Following the termination of the Restricted Period, all restrictions set forth in this Agreement or in the Plan relating to the Restricted Shares shall lapse and a stock certificate for the appropriate number of Shares, free of the restrictions and restrictive stock legend (but subject to any legend appropriate under securities laws), shall, upon request, be delivered to the Grantee or the Grantee's beneficiary or estate, as the case may be, pursuant to the terms of this Agreement.

         4. Delivery of Shares.

            (a) As of the date hereof, certificates representing the Restricted Shares shall be registered in the name of the Grantee and held by the Company or transferred to a custodian appointed by the Company for the account of the Grantee subject to the terms and conditions of the Plan and shall remain in the custody of the Company or such custodian until their delivery to the Grantee or Grantee's beneficiary or estate as set forth in Section 4(b) hereof or their reversion to the Company as set forth in Section 2(b) hereof.

            (b) Certificates representing Restricted Shares in respect of which the Restricted Period has lapsed pursuant to this Agreement shall be delivered to the Grantee (or Grantee's personal representative, if applicable) upon request following the date on which the restrictions on such Restricted Shares lapse.


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            (c) Each certificate representing Restricted Shares shall bear a legend in substantially the following form or substance:

         THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE LUMINEX CORPORATION 2006 EQUITY INCENTIVE PLAN (THE "PLAN") AND THE RESTRICTED SHARE AWARD AGREEMENT (THE "AGREEMENT") BETWEEN THE OWNER OF THE RESTRICTED SHARES REPRESENTED HEREBY AND LUMINEX CORPORATION (THE "COMPANY"). THE RELEASE OF SUCH SHARES FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN AND THE AGREEMENT AND ALL OTHER APPLICABLE POLICIES AND PROCEDURES OF THE COMPANY, COPIES OF WHICH ARE ON FILE AT THE COMPANY.

         5. Effect of Lapse of Restrictions. To the extent that the Restricted Period applicable to any Restricted Shares shall have lapsed, the Grantee may receive, hold, sell or otherwise dispose of such Shares free and clear of the restrictions imposed under the Plan and this Agreement.

         6. No Right to Continued Service. This Agreement shall not be construed as giving Grantee the right to continue to service as a director of the Company or any Subsidiary or Affiliate, and the Company or any Subsidiary or Affiliate may at any time dismiss Grantee from service as a director, free from any liability or any claim under the Plan.

         7. Adjustments. The Board may make adjustments in the terms and conditions of, and the criteria included in, this Award in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 of the Plan) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         8. Amendment to Award. Subject to the restrictions contained in the Plan, the Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Award, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Grantee or any holder or beneficiary of the Award shall not to that extent be effective without the consent of the Grantee, holder or beneficiary affected.

         9. Withholding of Taxes. The Company may take such actions as it deems necessary to satisfy any withholding obligations or withholding taxes applicable to the Company or the Grantee.


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         10. Plan Governs. The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

         11. Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.

         12. Notices. All notices required to be given under this Grant shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

         To the Company:     Luminex Corporation
                             12212 Technology Blvd.
                             Austin, TX  78727
                             Attn: Corporate Secretary

         To the Grantee:     The address then maintained with respect to the
                             Grantee in the Company's records.

         13. Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

         14. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee's legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee's heirs, executors, administrators and successors.

         15. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Board. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.



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         IN WITNESS WHEREOF, the parties have caused this Restricted Share Award
Agreement to be duly executed effective as of the day and year first above written.


                                      LUMINEX CORPORATION



                                      By:
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                                      GRANTEE:

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                                      Please Print

                                      GRANTEE:


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                                      Signature











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